UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Community Bankers Trust Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Community Bankers Trust Corporation to be held on Tuesday, May 24, 2011, at 10:00 a.m. at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060.

At the Annual Meeting, you will be asked to elect four directors for terms of three years each. You will also be asked to approve a non-binding resolution to endorse the Company’s executive compensation program and ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for 2011. Enclosed with this letter are a formal notice of the Annual Meeting, a proxy statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy. You can also vote your shares by voting through the internet or by telephone by following the instructions on your proxy card.

We hope that you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

Rex L. Smith, III
President and Chief Executive Officer

Glen Allen, Virginia

April 22, 2011

COMMUNITY BANKERS TRUST CORPORATION

4235 Innslake Drive, Suite 200

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Community Bankers Trust Corporation will be held on Tuesday, May 24, 2011, at 10:00 a.m. local time, at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060, for the following purposes:

(1)	The election of four directors to a three-year term on the Board of Directors;

(2)	The approval of the following advisory (non-binding) proposal:

RESOLVED, that the stockholders approve the compensation of executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

(3)	The ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for 2011; and

(4)	The transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

If you were a stockholder of record at the close of business on April 9, 2011, then you are entitled to vote at the Company’s Annual Meeting and any adjournments or postponements of the meeting. You are also cordially invited to attend the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by completing and returning your proxy card or by voting through the internet or by telephone by following the instructions on your proxy card. For additional details, please see the information under the heading “How do I vote?”

By Order of the Board of Directors,

John M. Oakey, III Secretary

April 22, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2011:

The proxy statement is available on the Company’s investor web site at http://www.cbtrustcorp.com.

PROXY STATEMENT

THE ANNUAL MEETING

This proxy statement is being furnished to the holders of common stock, par value $0.01 per share, of Community Bankers Trust Corporation, a Delaware corporation. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the 2011 Annual Meeting of Stockholders. The Annual Meeting will be held at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060, on Tuesday, May 24, 2011, beginning at 10:00 a.m. local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

This proxy statement will be mailed to holders of the Company’s common stock on or about April 25, 2011. The Company’s Board of Directors is asking for your proxy. By giving the Company your proxy, you authorize the proxyholders (Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting adjourns or is postponed, your proxy will be used to vote your shares when the meeting reconvenes.

The Company’s 2010 Annual Report to Stockholders, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (excluding exhibits), as filed with the Securities and Exchange Commission, is being mailed to stockholders with this proxy statement.

May I attend the Annual Meeting?

All stockholders are invited to attend the meeting. It will be held on Tuesday, May 24, 2011, beginning at 10:00 a.m. local time, at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060.

Even if you plan to attend the Annual Meeting, please vote your proxy in advance through the internet, by telephone or by mail.

Who is entitled to vote?

If you are a stockholder of the Company’s common stock at the close of business on the Record Date of April 9, 2011, you can vote. There were 21,468,455 shares of common stock outstanding and entitled to vote on that date. For each matter properly brought before the Annual Meeting, you have one vote for each share that you own.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting of Stockholders, this proxy statement and the 2010 Annual Report to Stockholders have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Annual Meeting of Stockholders, this proxy statement and the 2010 Annual Report to Stockholders have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the “stockholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares using the voting instruction card included in the mailing or by following the instructions on that card for voting by telephone or through the internet.

How do I vote?

You may vote using any of the following methods:

•

Telephone – You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Internet – You can vote by visiting the web site for internet voting listed on your proxy card. Please have your proxy card available when you go online.

•	Mail – Be sure to sign and date the proxy card and return it in the enclosed postage-paid envelope.

•	In person – You may vote in person at the Annual Meeting.

A valid proxy, if not revoked, will be voted FOR the election of the nominees for director named in this proxy statement, FOR the approval of a non-binding resolution to endorse the Company’s executive compensation program and FOR the ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for 2011.

If your shares are held in “street name,” do not follow the above instructions. Instead, follow the separate instructions provided by your broker, bank or other nominee.

Can I change my vote?

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by

•	submitting a new proxy by telephone or through the internet, after the date of the earlier voted proxy;

•	returning a signed proxy card dated later than your last proxy;

•	submitting a written revocation to the Secretary of Community Bankers Trust Corporation at 4235 Innslake Drive, Suite 200, Glen Allen, Virginia 23060; or

•	appearing in person and voting at the Annual Meeting.

If your shares are held in “street name” by your bank, broker or other nominee, you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.

To vote in person at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.

What is a “quorum”?

A quorum consists of a majority of the outstanding shares of the Company’s common stock, as of the Record Date, present, or represented by proxy, at the meeting. A quorum is necessary to conduct business at the Annual Meeting. Inspectors of election will determine the presence of a quorum at the Annual Meeting. You are part of the quorum if you have voted by proxy. Abstentions count as shares present at the meeting for purposes of determining a quorum. Shares held by brokers that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

How are votes counted?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock voted in the election of directors. Thus, those nominees receiving the greatest number of votes cast will be elected. You may vote “for” or “withhold” for the election of directors. Shares held by brokers that are not voted in the election of directors will have no effect on the election of directors.

The non-binding resolution to endorse the Company’s executive compensation program will be approved if holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting vote in favor of the action.

The ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm will be approved if holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting vote in favor of the action.

Abstentions and broker non-votes will not be considered cast either for or against a matter. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The approval of a non-binding resolution to endorse the Company’s executive compensation program and the ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for 2011 are “discretionary” items. The election of directors is a “non-discretionary” item.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible.

Who will count the vote?

The Company has engaged Continental Stock Transfer & Trust Company to serve as the inspector of elections for the Annual Meeting.

What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.

SOLICITATION OF PROXIES

The Company is soliciting the proxies solicited by this proxy statement and will bear all costs of the solicitation. The Company may solicit proxies by mail, telephone, email, internet, facsimile, press releases and in person. Solicitations may be made by directors, officers and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares that they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.

BENEFICIAL OWNERSHIP OF SECURITIES

Directors and Officers

The following table sets forth information regarding beneficial ownership of the Company’s common stock, as of March 31, 2011, for each director, each of the individuals named in the Summary Compensation Table in the “Executive Compensation” section below (who are referred to as the named executive officers) and the Company’s current directors and executive officers as a group.

Name	Shares of Common Stock (2)	Option Shares (3)	Total Shares of Common Stock Beneficially Owned	Percent of Class
NAMED EXECUTIVE OFFICERS
Rex L. Smith, III	—	5,000	5,000	*
Bruce E. Thomas	4,808	9,760	14,568	*
John M. Oakey, III	2,000	5,000	7,000	*
William E. Saunders, Jr.	15,727	8,727	24,454	*
George M. Longest, Jr. (1)	27,498	9,056	36,554	*
Gary A. Simanson (1)	737,682	—	737,682	*
M. Andrew McLean (1)	16,977	—	16,977	*

DIRECTORS
Richard F. Bozard	13,775	5,680	19,455	*
L. McCauley Chenault	17,972	1,461	19,433	*
Alexander F. Dillard, Jr.	154,290	1,461	155,751	*
Glenn J. Dozier	2,041	—	2,041	*
P. Emerson Hughes, Jr.	28,647	860	29,507	*
Troy A. Peery, Jr.	19,005	16,330	35,335	*
Eugene S. Putnam, Jr.	39,965	—	39,965	*
S. Waite Rawls III	2,041	—	2,041	*
John C. Watkins	14,835	15,194	30,029	*
Robin Traywick Williams	15,367	10,082	25,449	*

All current directors and executive officers as a group (16 persons)	1,068,155	79,555	1,147,710	5.3

*	Less than one percent of class, based on the total number of shares of common stock outstanding on March 31, 2011.
(1)	Mr. Longest was an executive officer until September 2010. Mr. Simanson is also a director and was an executive officer until April 2010. Mr. McLean was an executive officer until October 2010.
(2)	Amounts include shares of common stock that the individual owns directly or indirectly through affiliated corporations, close relatives, and dependent children or as custodians or trustees.
(3)	Amounts reflect shares of common stock that could be acquired through the exercise of stock options within 60 days after March 31, 2011.

Principal Stockholders

The following table contains information regarding the persons or groups that the Company knows to beneficially own more than five percent of the Company’s common stock as of March 31, 2011.

Name and Address	Shares of Common Stock Beneficially Owned
	Number	Percent of Class
Wellington Management Company, LLP (1) 280 Congress Street Boston, Massachusetts 02210	2,061,296	9.6
Weiss Multi-Strategy Advisers LLC (2) George A. Weiss Frederick E. Doucette III One State Street, 20th Floor Hartford, Connecticut 06103	1,958,600	9.1

(1)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011. The Schedule 13G/A reports that, as of December 31, 2010, Wellington Management Company, LLP, in its capacity as an investment adviser, has shared voting power and dispositive power with respect to 2,061,296 shares of common stock.
(2)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2011. The Schedule 13G/A reports that, as of December 31, 2010, each of Weiss Multi-Strategy Advisers LLC, in its capacity as an investment adviser, George A. Weiss and Frederick E. Doucette III has shared voting power and dispositive power with respect to 1,958,600 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of its common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% stockholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based on the Company’s review of the copies of those forms, and any amendments that it has received, and written representations from its executive officers and directors, the Company believes that all executive officers, directors and beneficial owners of more than 10% of its common stock complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2010.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, as amended. Members of the Board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Director Independence

The Company’s Board of Directors has determined that 10 of its 11 members are independent as defined by the listing standards of NYSE Amex, including the following: Richard F. Bozard, L. McCauley Chenault, Alexander F. Dillard, Jr., Glenn J. Dozier, P. Emerson Hughes, Jr., Troy A. Peery, Jr., Eugene S. Putnam, Jr., S. Waite Rawls III, John C. Watkins and Robin Traywick Williams. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries conduct business with companies of which certain members of the Board of Directors or members of their immediate families are or were directors or officers.

In making this independence determination, the Board of Directors considered certain relationships between the Company and certain of its directors, such as the provision of legal services by law firms with which Messrs. Chenault and Dillard are affiliated, to determine whether such director was independent under NYSE Amex’s listing standards. See the “Certain Relationships and Related Transactions” section on page 37 for additional information on certain transactions with members of the Company’s Board of Directors.

Philip T. Minor, who served as a director until his death in December 2010, was also determined to be independent during 2010.

Leadership Structure and Risk Oversight

To date, the Company has chosen not to combine the positions of the Chairman of the Board of Directors and the Chief Executive Officer. The Company believes that its leadership structure is appropriate because, by having an outside independent Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision-making processes, including those processes relating to the maintenance of effective risk management programs. The Chief Executive Officer makes monthly reports to the Board, often at the suggestion of the Chairman of the Board or other directors, and he explains in detail to the Board the reasons for certain recommendations of the Company’s management.

The Board of Directors is responsible for setting an appropriate culture of compliance within the organization, for establishing clear policies regarding the management of key risks and for ensuring that these policies are adhered to in practice. The risks that are an inherent part of the Company’s business and operations include credit risk, market risk, operational risk, liquidity risk, fiduciary risk and legal and reputational risk. The Board must have an appropriate understanding of the types of risks to which the organization is exposed, and the Board must ensure that the organization’s management is fully capable, qualified and properly motivated to manage the risks arising for the organization’s business activities in a manner that is consistent with the Board’s expectations. Likewise, management is responsible for communicating and reinforcing the compliance culture that the Board has established and for implementing measures to promote the culture throughout the organization.

The Audit Committee of the Board of Directors is responsible for overseeing the Company’s risk management function on behalf of the Board. In carrying out this responsibility, the Audit Committee works closely with the Company’s Chief Risk Officer and Chief Internal Auditor and other members of the Company’s risk management team. The Audit Committee meets regularly with these individuals and receives an overview of findings from various risk management initiatives, including internal audits, Sarbanes-Oxley reports regulating internal controls over financial reporting and other regulatory compliance reports. The Company’s Chief Internal Auditor, in particular, provides a comprehensive report to the Audit Committee regarding the Company’s key risks. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board of Directors is actively involved in overseeing this function for the Company as, on a monthly basis, the Board receives a report from the Audit Committee’s chairman and discusses the risks that the Company is facing. These risks are also discussed with members of management.

Other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be inherent in the Company’s executive compensation programs. For additional information regarding the Compensation Committee, see “Executive Compensation” beginning on page 19 of this proxy statement.

Over the past two years, the Board of Directors has developed plans to establish and maintain effective risk management programs to address oversight, control and supervision of the Bank’s management, major operations and activities and the Company’s internal controls over financial reporting. The Company recognizes that, with the size, geographic locations and financial diversity resulting from the organization’s rapid growth and business strategies, greater emphasis must and will be directed toward implementing cost-effective improvements to its risk management systems and to the other areas where improvements are needed. The Board of Directors and the management team are committed to improving and strengthening the Company’s governance controls and risk management practices. As noted above, the Board of Directors and its committees regularly review and discuss risk management issues with management at each of their meetings.

Code of Ethics

The Company’s Board of Directors has approved a Code of Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct and Ethics is available on the “Investor Information” page of the Company’s internet web site at www.cbtrustcorp.com.

Board and Committee Meeting Attendance

There were 17 meetings of the Board of Directors in 2010. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2010.

Independent Directors Meetings

Non-employee directors meet periodically outside of regularly scheduled Board meetings.

Committees of the Board

The Board of Directors has standing audit, nominating and compensation committees.

Audit Committee

The Audit Committee assists the Board in the fulfillment of its oversight responsibilities with respect to the completeness and accuracy of the Company’s financial reporting and the adequacy of its financial and operating controls. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, the effectiveness of the Company’s internal control over financial reporting and compliance by the Company with legal and regulatory requirements. The Audit Committee also provides oversight of the Company’s enterprise-wide risk management program and activities and reviews the effectiveness of the Company’s process for managing and assessing risk. A copy of the Audit Committee’s charter is available on the “Investor Information” page of the Company’s internet web site at www.cbtrustcorp.com.

The current members of the Audit Committee are Troy A. Peery, Jr. (Chair), Glenn J. Dozier, Eugene S. Putnam, Jr., and Robin Traywick Williams. The Company’s Board of Directors has determined that Messrs. Dozier, Peery and Putnam qualify as audit committee financial experts, as defined by the rules and regulations of the Securities and Exchange Commission, and that each member of the Audit Committee is independent, as independence for audit committee members is defined by NYSE Amex’s listing standards.

The Audit Committee met 14 times in 2010. For additional information regarding the Audit Committee, see “Report of the Audit Committee” beginning on page 41 of this proxy statement.

Compensation Committee

The Compensation Committee assists the Board in the fulfillment of its oversight responsibilities with respect to the Company’s executive compensation. The primary purpose of the Compensation Committee is to ensure that the compensation and benefits for senior management and the Board of Directors is fair and appropriate, is aligned with the interests of the Company’s stockholders and does not pose a risk to the financial health of the Company or its affiliates. A copy of the Compensation Committee’s charter is available on the “Investor Information” page of the Company’s internet web site at www.cbtrustcorp.com.

The current members of the Compensation Committee are Eugene S. Putnam, Jr. (Chair), L. McCauley Chenault, Troy A. Peery, Jr., and John C. Watkins. The Company’s Board of Directors has determined that each member of the Compensation Committee is independent, as defined by NYSE Amex’s listing standards. The Compensation Committee met seven times in 2010.

The Company’s compensation program consists generally of salary, annual bonus and incentives, equity-based long-term compensation and benefits. The Compensation Committee is responsible for the review and approval of the Company’s compensation plans, compensation for senior management, salary and bonus ranges for other employees and all employment, severance and change in control agreements. The Compensation Committee also reviews and approves compensation for the directors of the Company and its banking subsidiary. The Compensation Committee recommends that its determinations be ratified by the independent members of the Company’s Board of Directors. The Compensation Committee has not delegated any of its authority to other persons.

In making its determinations with respect to compensation, the Compensation Committee has relied on recommendations from the Company’s President and Chief Executive Officer with respect to the salaries of the Company’s senior management and bonus levels for all employees. The Compensation Committee and the President and Chief Executive Officer work together to finalize these salary and bonus decisions. The Compensation Committee determines the compensation of the President and Chief Executive Officer.

In 2010, the Compensation Committee engaged Matthews Young – Management Consulting to provide compensation consulting services to the Company. A representative of Matthews Young made reports directly to the Compensation Committee and met with its members when the Company’s management was not present. The Compensation Committee has engaged Matthews Young as its consultant for the year ended December 31, 2011.

During 2010, the Compensation Committee’s compensation consultant and affiliates provided only the compensation advisory services to the Company described below:

•	Reviewed with the Committee its current executive compensation philosophy and strategy

•	Developed a peer group of comparable organizations for compensation considerations

•	Reviewed the competitiveness of the Company’s compensation structure in relation to its peer group

•	Assisted in the design of short-term performance-based compensation for senior officers

•	Assisted in the design of specific awards under the Company’s long-term incentive plan, including equity-based compensation for senior officers

•	Reviewed director compensation

For additional information regarding the Compensation Committee, see “Executive Compensation” beginning on page 19 of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) assists the Board in the fulfillment of its oversight responsibilities with respect to the Company’s corporate governance. The Nominating Committee is responsible primarily for making recommendations to the Board of Directors regarding the membership of the Board, including recommending to the Board the slate of director nominees for election at each annual meeting of stockholders, considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by stockholders, establishing criteria for selecting new directors and reviewing the backgrounds and qualifications of possible candidates for director positions. A copy of the Nominating Committee’s charter is available on the “Investor Information” page of the Company’s internet web site at www.cbtrustcorp.com.

The current members of the Nominating Committee are P. Emerson Hughes, Jr. (Chair), Richard F. Bozard, Eugene S. Putnam, Jr., and Robin Traywick Williams. The Company’s Board of Directors has determined that each member of the Nominating Committee is independent, as defined by NYSE Amex’s listing standards. The Nominating Committee met nine times in 2010.

In identifying potential nominees for service as a director, the Nominating Committee takes into account such factors as it deems appropriate, including the current composition of the Board, to ensure diversity among its members. Diversity includes the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. Diversity also includes education, race, gender and the geographic areas where the individual has either resided, worked or served. The Nominating Committee considers candidates for Board membership suggested by Board members and by management, and it will also consider candidates suggested informally by a stockholder of the Company.

Glenn J. Dozier and S. Waite Rawls III, who are being presented for election as directors for the first time at the Annual Meeting, were presented to the Nominating Committee by directors.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	leadership and business executive management;

•	financial and regulatory experience;

•	integrity, honesty and reputation;

•	dedication to the Company and its stockholders;

•	independence; and

•	any other factors that the Nominating Committee deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations.

The Nominating Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance, independence, length of board service, and experience, skills and contributions that the existing director brings to the Board.

Stockholders entitled to vote for the election of directors may submit candidates for formal consideration by the Nominating Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2012 annual meeting, the notice must be received within the time frame set forth in the “Stockholder Proposals” section below. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the stockholder making the nomination and the person nominated for election. These requirements are more fully described in Section 3.4 of the Company’s Bylaws, a copy of which will be provided, without charge, to any stockholder upon written request to the Secretary of the Company, whose address is Community Bankers Trust Corporation, 4235 Innslake Drive, Suite 200, Glen Allen, Virginia 23060.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend each annual meeting of stockholders. All but one of the directors attended the 2010 annual meeting. Meetings of the Board and its committees are held in conjunction with the annual meeting of stockholders, and all directors and nominees are expected to attend the annual meeting of stockholders.

Communications with Directors

Any director may be contacted by writing to him or her in care of Community Bankers Trust Corporation, 4235 Innslake Drive, Glen Allen, Virginia 23060. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The Company currently compensates its non-employee directors as follows:

•	Board retainer of $5,000 in value of shares of the Company’s common stock for the period from January 2011 through May 2011, with future retainers to be determined annually in May of each year

•

Additional retainer for the Chairman of the Board of $4,167 in value of shares of the Company’s common stock for the period from January 2011 through May 2011, with future retainers to be determined annually in May of each year

•	Additional retainer for each chairman of a Board committee of $1,250 per quarter

•	Board meeting fees for the Chairman of the Board of $1,250 per meeting

•	Board meeting fees for other non-employee directors of $950 per meeting

•	Committee meeting fees of $300 or $450 per meeting, depending on the committee

The total compensation of the Company’s non-employee directors for the year ended December 31, 2010 is shown in the following table.

Name	Fees Earned or Paid in Cash ($)(3)	Nonqualified Deferred Compensation Earnings (4)	Total ($)
Richard F. Bozard	38,925	—	38,925
L. McCauley Chenault	33,600	1,532	35,132
Alexander F. Dillard, Jr.	48,275	5,672	53,947
P. Emerson Hughes, Jr.	32,950	1,810	34,760
Philip T. Minor (1)	30,188	2,022	32,210
Troy A. Peery, Jr.	47,600	—	47,600
Eugene S. Putnam, Jr.	42,500	—	42,500
Gary A. Simanson (2)	21,075	—	21,075
John C. Watkins	37,125	—	37,125
Robin Traywick Williams	32,250	—	32,250

(1)	Mr. Minor served as a director until his death on December 10, 2010.
(2)	Mr. Simanson began to receive directors’ compensation in April 2010, after the termination of his employment with the Company.
(3)	Amounts represent retainers, Board meeting fees and committee meeting fees. Prior to 2011, the Company paid the retainer for each Board member and the additional retainer for the Chairman of the Board in cash.

(4)	Amounts relate to participation of directors that served as directors of BOE Financial Services of Virginia, Inc., which the Company acquired on May 31, 2008 (“BOE Financial”), prior to its merger with the Company in the Directors’ Supplemental Retirement Plan and reflect changes in the value of each director’s interest in the plan during 2010. BOE Financial established the Directors’ Supplemental Retirement Plan for its non-employee directors in 2006. The Directors’ Supplemental Retirement Plan is designed to retain the future services of directors. This plan provides for a benefit upon the later of October 1, 2010 or retirement from service on the Board at the normal retirement age of 75. Benefits under this plan are payable at retirement for a period of 10 years. The Directors’ Supplemental Retirement Plan also contains provisions for change of control, as defined, which allow the directors to retain benefits under the plan in the event of a termination of service subsequent to a change of control, other than for cause. The Company assumed this plan in connection with its merger with BOE Financial.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of 11 directors and is divided into three classes with staggered terms. The directors in Class III are serving for a term that expires at the Annual Meeting, the directors in Class I are serving for a term that expires at the 2012 annual meeting of stockholders and the directors in Class II are serving for a term that expires at the 2013 annual meeting of stockholders.

The Board, upon the recommendation of the Nominating Committee, has nominated Richard F. Bozard, Alexander F. Dillard, Jr., Glenn J. Dozier and S. Waite Rawls III for election to the Board at the Annual Meeting. All of the nominees presently serve as directors – the terms of Messrs. Bozard and Dillard will expire at the Annual Meeting, and Messrs. Dozier and Rawls, as directors appointed since the 2010 annual meeting of stockholders, are being presented to the stockholders for the first time. The Company is asking stockholders to elect each of them for a three-year term that expires at the 2014 annual meeting of stockholders.

The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Bozard, Dillard, Dozier and Rawls. If you sign and return your proxy card in the enclosed envelope or execute a proxy by telephone or through the internet, the persons named in the enclosed proxy card will vote to elect these four nominees unless you indicate otherwise. Your proxy for the Annual Meeting cannot be voted for more than four nominees.

All of the Company’s nominees have indicated their willingness to serve if elected. If any nominee of the Company is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. The Company does not presently expect that any of the nominees will be unavailable.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock voted in the election of directors. Thus, those nominees receiving the greatest number of votes cast will be elected.

The following information sets forth the business experience and other information for all nominees and all other directors whose terms will continue after the Annual Meeting. Such information includes each director’s service on the boards of TransCommunity Financial Corporation, which the Company acquired on May 31, 2008 (“TransCommunity Financial”), and BOE Financial, as the case may be. References to a director’s service on the board of BOE Financial include service on the board of its predecessor, Essex Bank (which is now a wholly owned subsidiary of the Company) (the “Bank”).

The term of Gary A. Simanson as a director expires at the Annual Meeting, and the Board of Directors is not nominating Mr. Simanson for re-election.

Nominees for Election to a Three-Year Term (Class III Directors)

Richard F. Bozard, 64, has been a director of the Company since 2008. He had previously served as a director of TransCommunity Financial since 2006. Mr. Bozard was Vice President and

Treasurer of Owens & Minor, Inc., a medical and surgical supplies distributor based in Mechanicsville, Virginia, from 1991 until his retirement in 2009. He had also been Senior Vice President and Treasurer of Owens & Minor Medical, Inc., a subsidiary of Owens & Minor, Inc., from 2004 until his retirement.

Mr. Bozard brings broad experience in the areas of management and oversight of public companies. He also has significant experience in asset and liability management, finance and strategic planning, which provides both the Board and management with a substantial resource, and thus he serves as Chair of the Board’s Asset and Liability Committee.

Alexander F. Dillard, Jr., 72, has been Chairman of the Company’s Board of Directors since 2008. He had previously served as a director of BOE Financial since 1982. Mr. Dillard is a senior partner in the law firm of Dillard & Katona in Tappahannock, Virginia, a position that he has held for more than five years.

In addition to his long service as a director, Mr. Dillard brings extensive experience in governance and legal matters that affect the Bank and its customers, including credit and real estate issues, which experience provides the Board with a substantial resource. He also has significant community ties to the Bank’s eastern Virginia market areas.

Glenn J. Dozier, 61, has been a director of the Company since March 2011. Mr. Dozier has served as Senior Management Consultant and acting Chief Financial Officer of each of MolecularMD Corp., Xcovery Inc. and Biocatalyst International Inc., a consortium of molecular diagnostic, clinical trial testing and cancer drug development entities based in Portland, Oregon and West Palm Beach, Florida, since 2009. Mr. Dozier was an authorized representative with Riverstone Properties LLC, a real estate management firm based in Richmond, Virginia, from 2006 until his retirement in 2010. From 2005 to 2006, he was acting General Manager of the Kiawah Island Golf Resort. Mr. Dozier has served as the Chief Financial Officer of each of Upstate Group, Inc., a biotechnology firm in Charlottesville, Virginia, This End Up Furniture Company, a furniture and home decorating manufacturer and retailer in Richmond, Virginia, Hagler Bailly, Inc., a management consulting firm based in Arlington, Virginia, Displaytech, Inc., a hi-tech manufacturer and developer of proprietary miniature, visual display panels in Boulder, Colorado, Owens & Minor, Inc., a medical and surgical supplies distributor based in Mechanicsville, Virginia, and AMF Companies, a multi-national and multi-industry firm in Westbury, New York and Richmond, Virginia.

Mr. Dozier has more than 35 years of accomplishments in delivering strong management results in a wide variety of industries and environments. He also has provided successful leadership in general management, finance, strategic planning, human resources, property management and information systems. Mr. Dozier has proven abilities in tactical and strategic financial functions.

S. Waite Rawls III, 62, has been a director of the Company since March 2011. Mr. Rawls has been President of the Museum of the Confederacy in Richmond, Virginia since 2004. From 2000 to 2002, he was President and Chief Operating Officer of Priva Technologies, Inc., a start-up technology company in Chicago, Illinois. From 1995 to 2000, he was Chief Operating Officer of Ferrell Capital Management in Greenwich, Connecticut.

Mr. Rawls has numerous years of leadership positions in, among others, the technology, financial management and capital market fields, all of which underscore the insight that he has as a director. Mr. Rawls also has 16 years of working experience in the banking industry, serving as Vice Chairman of Continental Bank in Chicago, Illinois for three years and with Chemical Bank, including Managing Director, in New York, New York. While the banking industry has changed significantly, Mr. Rawls is very familiar with the issues facing banks and the regulatory environment in which they operate.

Directors Whose Terms Do Not Expire This Year (Class I and Class II Directors)

L. McCauley Chenault, 59, has been a director of the Company since 2008. He had previously served as a director of BOE Financial since 1987. Mr. Chenault is the managing attorney of Chenault Law Offices, PLC in Mechanicsville, Virginia, a position that he has held for more than five years.

In addition to his long service as a director, Mr. Chenault brings extensive experience in legal matters that affect the Bank and its customers, including credit and real estate issues, which experience provides the Board with a substantial resource. He also has significant community ties to the Bank’s central Virginia market areas.

P. Emerson Hughes, Jr., 67, has been a director of the Company since 2008. He had previously served as a director of BOE Financial since 2004. Mr. Hughes is President and operator of Holiday Barn, Ltd., a pet boarding and day care facility based in Glen Allen, Virginia, where he has been employed since 1972.

Mr. Hughes brings long-term corporate management experience as a small business owner, including his knowledge of commercial business needs in the Bank’s central Virginia market areas. He also has significant community ties to those areas.

Troy A. Peery, Jr., 64, has been Vice Chairman of the Company’s Board of Directors since 2008. He had previously served as a director of TransCommunity Financial since 2002. Mr. Peery has been President of Peery Enterprises, a real estate development company based in Manakin-Sabot, Virginia, since 1998.

Mr. Peery brings significant operational, financial management and governance experience, including his service in executive management and as a director for Heilig-Meyers and Open Plan Systems, Inc., both of which were public companies. He also has significant community ties to the Bank’s central Virginia market areas.

Eugene S. Putnam, Jr., 51, has been a director of the Company since 2005 and served as its Chairman of the Board from 2005 to 2008. Mr. Putnam has been President and Chief Financial Officer for Universal Technical Institute, Inc., a post-secondary education provider, since March 2011. He served as Executive Vice President and Chief Financial Officer for Universal Technical Institute, Inc. from 2008 to 2011, and he served as its interim Chief Financial Officer from January 2008 to July 2008. From 2005 to May 2007, Mr. Putnam was Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation, a mortgage origination and servicing company that filed for bankruptcy protection in August 2007.

Mr. Putnam brings high level financial expertise as chief financial officer of publicly traded companies and experience in risk management and strategic planning. He also has banking expertise in corporate finance, capital planning and balance sheet management. His background helps him play critical roles on the Board’s committees.

John C. Watkins, 64, has been a director of the Company since 2008. He had previously served as a director of TransCommunity Financial and its predecessor, Bank of Powhatan, N.A., since 1998. Senator Watkins was President of Watkins Nurseries, Inc., a landscape design firm and wholesale plant material grower based in Midlothian, Virginia, from 1998 to 2008, and he currently serves as the Chairman of its board of directors. He has also been Manager and Development Director for Watkins Land, LLC, a real estate company based in Midlothian, Virginia, since 1999. He was a member of the Virginia House of Delegates from 1982 to 1998 and has been a member of the Senate of Virginia since 1998.

Senator Watkins brings long-term corporate management experience as a small business owner and entrepreneur, through his ownership and operation of successful businesses in the Company’s market areas. He also brings substantial government and public policy expertise and leadership knowledge to the Company due to his long service in the Virginia state government. He has significant community ties to the Bank’s Virginia market areas.

Robin Traywick Williams, 60, has been a director of the Company since 2008. She had previously served as a director of TransCommunity Financial since 2002. Mrs. Williams is a writer and, from 2009 to February 2011, she served as president of the Thoroughbred Retirement Foundation. From 1998 to 2003, she served as Chairman of the Virginia Racing Commission in Richmond, Virginia.

Mrs. Williams brings regulatory and governance leadership to the Board through her experience with Virginia government and regulatory agencies and community organizations. She also has significant community ties to the Bank’s central Virginia market areas.

EXECUTIVE OFFICERS

The Company’s executive officers as of March 31, 2011 and their respective ages and positions are set forth in the following table.

Name	Age	Position

Rex L. Smith, III	53	President and Chief Executive Officer, Community Bankers Trust Corporation and Essex Bank

Bruce E. Thomas	47	Executive Vice President and Chief Financial Officer, Community Bankers Trust Corporation and Essex Bank

William E. Saunders, Jr.	48	Executive Vice President and Chief Risk Officer, Essex Bank

W. Thomas Townsend	61	Executive Vice President and Chief Credit Officer, Essex Bank

John M. Oakey, III	43	General Counsel and Secretary, Community Bankers Trust Corporation and Essex Bank

The following information sets forth the business experience and other information for the executive officers.

Mr. Smith was named President and Chief Executive Officer of each of the Company and the Bank on a permanent basis in March 2011. In accordance with applicable regulatory requirements, Mr. Smith will officially take the President and Chief Executive Officer titles following receipt of regulatory approval, which is expected prior to the Annual Meeting. Mr. Smith has served as the Bank’s Executive Vice President and Chief Banking Officer since May 2010, and he assumed the responsibilities of President and Chief Executive Officer of each of the Company and the Bank, including serving as Executive Vice President of the Company, in September 2010. From 2009 to April 2010, he was the Bank’s Executive Vice President and Chief Administrative Officer. From 2007 to 2009, he was the Central Virginia President for Gateway Bank and Trust and, from 2000 to 2007, he was President and Chief Executive Officer of The Bank of Richmond.

Mr. Thomas has been Executive Vice President and Chief Financial Officer of the Company since June 2010, and he was Senior Vice President and Chief Financial Officer of the Company from 2008 to June 2010. From 2000 to 2008, he was Senior Vice President and Chief Financial Officer of BOE Financial. He has been employed in various positions with the Bank since 1990 and is currently the Bank’s Executive Vice President and Chief Financial Officer.

Mr. Saunders has been the Bank’s Executive Vice President and Chief Risk Officer since March 2011. From May 2010 to March 2011, he served as the Bank’s Executive Vice President and Chief Operating Officer. From 2008 to April 2010, he served as the Bank’s Senior Vice President – Chief Risk Officer. From 2004 to 2008, he was the Bank’s Vice President – Risk Management.

Mr. Townsend has been the Bank’s Executive Vice President and Chief Credit Officer since January 2011. Mr. Townsend has nearly 40 years of experience in the banking industry and is retired from the Federal Reserve Bank of Richmond, where he most recently served as a Senior Examiner from 2000 to November 2010. He has also served as a senior executive in other institutions, including Senior Credit Officer of MainStreet Financial Corporation in Martinsville, Virginia, a multi-bank holding company with $3 billion in assets, from 1994 to 1998.

Mr. Oakey has been General Counsel and Secretary of the Company and the Bank since March 2009, with the titles of General Counsel since May 2010 and Senior Legal Counsel from March 2009 to April 2010. From 2007 to March 2009, he was Director and Assistant General Counsel for Circuit City Stores, Inc. Until 2007, he was a partner at the law firm of Williams Mullen, where he began practicing in 1995.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors reviews and establishes the compensation program for the Company’s senior officers, including the named executive officers in the Summary Compensation Table below, and provides oversight of the Company’s compensation program. A discussion of the principles, objectives, components, analyses and determinations of the Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The Compensation Discussion and Analysis also includes discussion with respect to the Committee’s review of officer and employee compensation plans and specifically any features that may encourage employees to take unnecessary and excessive risks. The specific decisions of the Committee regarding the compensation of the named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee certifies that:

(1) it reviewed with the senior risk officer the senior executive officer compensation plans and made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

(2) it reviewed with the senior risk officer the employee compensation plans and made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3) it reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company and the Bank to enhance the compensation of any employee.

The Committee has reviewed the Compensation Discussion and Analysis and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and 2011 proxy statement.

Compensation Committee

Eugene S. Putnam, Jr., Chair

L. McCauley Chenault

Troy A. Peery, Jr.

John C. Watkins

Date: April 20, 2011

Compensation Discussion and Analysis

General

The Compensation Committee of the Company’s Board of Directors reviews and establishes the compensation program for the Company’s senior officers, including the named executive officers in the Summary Compensation Table below, and provides oversight of the Company’s compensation program. The Committee consists entirely of non-employee, independent members of the Board and operates under a written charter approved by the Board.

The Committee specifically discharges Board oversight responsibilities with respect to:

•	the compensation of the Company’s Chief Executive Officer and other executive officers and other key employees;

•	the administration of incentive compensation plans, including stock plans and short- and long-term incentive compensation plans; and

•	the approval, review and oversight of certain other benefit plans of the Company.

The Company’s compensation program generally consists of salary, annual bonus and incentives, equity-based long-term compensation and benefits. Benefits include a defined benefit pension plan, a supplemental retirement plan, participation in the Company’s 401(k) plan and health insurance benefits. In addition, the Company offers perquisites to certain executive officers such as use of Company-owned vehicles. The Company recognizes that competitive compensation is critical for attracting, motivating, and rewarding qualified executives. One of the fundamental objectives of the Company’s compensation program is to offer competitive compensation and benefits for all employees, including executive officers, in order to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that enhance stockholder value.

In 2008 and 2009, the Company grew significantly through mergers with TransCommunity Financial and BOE Financial and acquisitions of the operations of The Community Bank in Georgia and Suburban Federal Savings Bank in Maryland. This growth strained the Company’s organizational structure and the effectiveness of risk management programs that are appropriate for the various functions of an organization of its size and complexity. As a result, the Company requires a strong management team to identify and address these issues and believes that a primary focus of the Company’s compensation program should be to attract and retain a team of experienced bankers.

For the year ended December 31, 2010, the Committee engaged Matthews Young – Management Consulting as the independent consultant to assist it in carrying out certain responsibilities with respect to executive compensation.

The following discussion explains the material elements of compensation paid to the Company’s named executive officers and provides the material factors underlying its compensation policies and practices. The information in this discussion specifically provides context for the compensation disclosures in the tables that follow it and should be read along with those disclosures.

American Recovery and Reinvestment Act of 2009

On December 19, 2008, the Company entered into a letter agreement with the United States Department of the Treasury (“Treasury”) under which it issued 17,680 shares of its Series A preferred stock in connection with the Capital Purchase Program under the Treasury’s Troubled Asset Relief Program (“TARP”). In accordance with the terms of the letter agreement, the Company and the named executive officers amended certain employment agreements and benefit plans and arrangements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that was issued and in effect as of the closing date of the transaction. Section 7001 of the American Recovery and Reinvestment Act of 2009 (“ARRA”) amended Section 111 of EESA to provide that TARP participants are subject to the “standards established by the Secretary” and directs the Secretary of Treasury to “require each TARP recipient to meet appropriate standards for executive compensation and corporate governance.”

Under regulations that have been issued pursuant to EESA, the Committee has reviewed all components of the Company’s compensation program, as described below, with respect to the Company’s senior executive officers, which include the named executive officers. These components have consisted of employment agreements, bonus arrangements and a stock incentive plan. None of these components presently contain any feature that, in the Committee’s review, would encourage the senior executive officers to take unnecessary and excessive risks to threaten the value of the Company.

In addition, in conjunction with a review with the Company’s Chief Risk Officer, the Committee reviewed employee compensation plans generally. Most of the Company’s employees are compensated by the payment of salary, and historically certain employees would be awarded a performance bonus if, in the estimation of their managers, their performance merited such an award. The Committee determined that there is no element in any senior executive officer plan or any employee plan that would encourage the executives or employees to manipulate reported earnings in order to enhance compensation.

Compensation Program

The elements of the Company’s compensation program represent the elements that the Company has offered in the past in order to attract, motivate, reward and retain highly qualified executive officers. The Company believes that these elements are also standard compensation components of its peer companies and allow the Company to present an attractive compensation package to each of its named executive officers in comparison with these companies.

The Committee approves the compensation of all members of senior management, including the named executive officers.

Salary

The base salary of the named executive officers is designed to be competitive with that of the Company’s peer banks. In establishing the base salary for the named executive officers, the Committee relies on an evaluation of the officers’ level of responsibility and performance and, historically, on comparative information, including the Virginia Bankers Association’s Salary Survey of Virginia Banks. In establishing the base salary, other than for the Chief Executive Officer, the Committee also receives and takes into account the individual compensation recommendations from the Chief Executive Officer. The salary of the Chief Executive Officer is also approved by the independent members of the Board of Directors, upon recommendation of the Committee.

George M. Longest, Jr., Bruce E. Thomas, Gary A. Simanson and M. Andrew McLean had employment agreements with the Company while they were executive officers in 2010, and the agreements for Messrs. Simanson and McLean provided for an initial base salary. A summary of the agreements is set forth below following the Summary Compensation Table.

For 2010, the Committee reviewed competitive market compensation information provided by the Committee’s independent consultant and developed from the consultant’s compensation database, which consisted of multiple bank compensation surveys and information on comparably-sized community banks in the mid-Atlantic area. The Committee reviewed recommendations for salary adjustments for the named executive officers from the independent consultant and Mr. Longest, as the then Chief Executive Officer. The Committee discussed the proposed increases for these individuals in light of the Company’s strategy and earnings concerns and determined not to approve any salary adjustments for these individuals for 2010.

In May 2010, Rex L. Smith, III was named the Bank’s Chief Banking Officer, and William E. Saunders, Jr. was named the Bank’s Chief Operating Officer. In August 2010, the Committee approved salary increases for these individuals to reflect increases in their functional responsibilities.

Annual Incentives and Bonuses

For the 2010 year, with the assistance of its independent consultant, the Committee adopted an objectives-based incentive plan for the named executive officers and other key employees that ties incentive payments to specific operating metrics of the Company. These metrics were net income, return on average equity and the percentage of non-performing assets to total loans plus other real estate owned for the Bank’s non-covered portfolio, each of which were assigned a 30% weight, and the plan included a discretionary component with a 10% weight. The plan included threshold, target and maximum levels of performance for each metric and a corresponding payout, as a percentage of salary, to each of the named executive officers based on the achievement of such levels. The range of the payout was from 12.5% (threshold) to 37.5% (maximum) of salary for Mr. Longest, from 10.0% to 30.0% for Messrs. McLean and Smith and from 9.0% to 27.0% for Messrs. Thomas, Oakey and Saunders. The payouts for the target level of performance were 25.0% of salary for Mr. Longest, 20.0% for Messrs. McLean and Smith and 18.0% for Messrs. Thomas, Oakey and Saunders. Mr. Simanson was not an employee of the Company when the Committee adopted the plan.

The Company did not meet the threshold level for any of the three operating metrics in 2010, and the Committee did not award any discretionary bonus awards. Accordingly, none of the named executive officers received an annual bonus for 2010.

Other Bonus Awards

Mr. Simanson’s employment agreement provided for the payment of a cash bonus award for financial advisory and other services that he rendered in connection with the negotiation and consummation of a merger or other business combination involving the Company or any of its affiliates or the acquisition by the Company or any of its affiliates of a substantial portion of the assets or deposits of another financial institution. In February 2010, the Committee and the Company’s Board of Directors approved two transaction-based bonus awards to Mr. Simanson under this provision. The bonus awards related to Mr. Simanson’s financial advisory and other services with respect to the Bank’s acquisition of certain assets and assumption of all deposit liabilities of four former branch offices of The Community Bank on November 21, 2008 and the Bank’s acquisition of certain assets and assumption of all deposit liabilities of seven former branch offices of Suburban Federal Savings Bank on January 30, 2009. The amounts of the bonus awards were (i) $1,169,445, calculated as 0.50% of the total amount of non-brokered deposits that the Bank assumed in the November 2008 transaction and (ii) $1,816,430, calculated as 0.50% of the total amount of loans and other assets that the Bank acquired in the January 2009 transaction. The Company believes that these bonus awards are permitted under the rules and regulations of the TARP Capital Purchase Program. The Company made payment of the entire amount of these bonus awards to the individual in six equal installments during a period from February 12, 2010 to June 30, 2010. During the first two quarters of 2010, the Company discussed with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions certain issues with respect to the payment of these bonus awards. These issues include the compliance of the terms and structure of the bonus awards with Federal Reserve System Regulation W and the rules and regulations of the TARP Capital Purchase Program. The Company has worked diligently to resolve these issues, but these issues currently remain open with its regulators. The Company cannot make any assurances as to the amount of these bonus awards, if any, that will ultimately be permissible following the resolution of these issues.

In approving the 2010 transaction-based bonus awards to Mr. Simanson, the Committee discussed a number of issues with respect to the award, including the work involved in managing the Company’s entry into a FDIC-assisted transaction for the first time, the work involved in managing the first follow-on acquisitions for a newly created operating company, the entry of the Bank into two new states, significant negotiations and interaction with the FDIC, the lack of an internal management skill set to handle the transactions and the fact that the transactions would likely not have been possible without Mr. Simanson’s contacts with the FDIC. The Committee also noted the different management challenges that the transactions presented and the general uniqueness of the transactions at the time. The Committee agreed further to base the awards on criteria tied directly to the balance-sheet items that were critical to the Bank’s entering into the transactions.

Long-Term Incentives

In 2009, the Company adopted and its stockholders approved the Community Bankers Trust Corporation 2009 Stock Incentive Plan. The purpose of the plan is to further the long-term stability and financial success of the Company by attracting and retaining employees and directors through the use of stock incentives and other rights that promote and recognize the financial success and growth of the Company. The Company believes that ownership of Company stock will stimulate the efforts of such employees and directors by further aligning their interests with the interests of the Company’s stockholders. The plan is to be used to grant restricted stock awards, stock options in the form of incentive stock options and nonstatutory stock options, stock appreciation rights and other stock-based awards to employees and directors of the Company. As adopted, the plan makes available up to 2,650,000 shares of common stock for issuance to participants under the plan.

In adopting the plan, the Committee received assistance from its independent consultant. The consultant created a large peer group of community banks nationally with assets between $500 million and $2 billion and reviewed data on their outstanding stock grants and shares reserved for grants of future awards in order to assist the Committee in determining an appropriate total share reserve for the plan.

In May 2010, with the assistance of the independent consultant and at the recommendation of the Chief Executive Officer, the Committee approved stock option awards to the named executive officers, except for the Chief Executive Officer, and other key employees. In addition, the Committee approved a restricted stock award for the Chief Executive Officer. Such award was consistent with the provisions of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance that the Treasury implemented in June 2009. In determining the specific amounts for the stock option and restricted stock awards, the Committee considered the levels of comparable awards in the peer group that its consultant prepared.

The Company continues to sponsor each of the TransCommunity Financial Corporation 2001 Stock Option Plan, the TransCommunity Financial Corporation 2007 Equity Compensation Plan, the BOE Financial Services of Virginia, Inc. Stock Incentive Plan and the BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors and the awards that remain outstanding under those plans. The Company did not make any awards under these plans in 2010, and it will not make any further awards under these plans in future years.

In the future, the Company expects that any stock option grants and stock awards to executive officers will be made at regularly scheduled Committee meetings. The Company’s Chief Executive Officer will provide the Committee with a recommendation concerning the recipients (other than him), the reason for the award and the number of shares to be awarded. The grant date will generally be the date of the meeting when the Committee approves awards. The Company will not tie the timing of the issuance of stock options or stock awards to the release or withholding of material non-public information.

Retirement Program

The Company’s retirement program is designed to provide executive officers with an appropriate level of financial security and income, following retirement, relative to their pre-retirement earnings. The Company believes that its retirement program has been a valuable tool in attracting and retaining highly qualified employees. The retirement program historically has been reflective of common practices among companies of similar size and structure.

During 2010, the components of the Company’s retirement program included the following:

•	a noncontributory defined benefit pension plan for all full-time employees who are 21 years of age or older and who have completed one year of eligibility service

•	a non-tax qualified Supplemental Executive Retirement Plan for certain executives to supplement the benefits that such executives can receive under other components and social security

•	a 401(k) employee savings plan for which all full-time employees who are 21 years of age or older are eligible to participate

Additional information with respect to these components is set forth below. During 2010, the Company effected certain changes to its retirement program in order to provide consistent benefit offerings to all of its employees. The Company froze the plan benefits for all participants in the pension plan, which was a benefit available only to employees of the Bank prior to the merger of BOE Financial with and into the Company, effective December 31, 2010. The Company had frozen the pension plan to new entrants in 2008. In addition, the Company consolidated the 401(k) plans that it had assumed through its acquisition transactions in 2008 and 2009 into one enterprise-wide plan.

Perquisites and Fringe Benefits

Perquisites and fringe benefits are designed to provide certain personal benefits and to fund certain expenditures that are common among executive officers in many companies. The Committee believes that this component of compensation is a valuable tool in attracting, motivating, rewarding and recruiting highly qualified employees. The Committee will review the level of these benefits on an annual basis.

The employment agreement with Mr. Thomas provides for an automobile or automobile allowance, with appropriate insurance coverage and maintenance expenses, and for the payment or reimbursement for country club dues that may be incurred. The employment agreements with Messrs. Longest and Simanson similarly provided for an automobile or automobile allowance, and the agreement with Mr. Longest provided for the payment or reimbursement for country club dues that may be incurred. The Company provides Mr. Smith with an automobile allowance.

Post-Termination Compensation

Under the Company’s employment agreements, the named executive officers may be entitled to post-termination compensation in certain cases. These provisions are detailed further and quantified in the section below titled “Post-Employment Compensation.”

In connection with the Company’s receipt of TARP funds, each executive officer that had an employment agreement signed a waiver of acknowledgement that the TARP regulation in effect at such time may require modification of the compensation, bonus, incentive, and other benefits plans, policies, and agreements that the Company has that affect the executive’s compensation. These restrictions significantly modify the provisions of the agreements that the Company had or has with the named executive officers that relate to severance payments in the event of an officer’s termination of employment.

In addition, in 2008, each of the named executive officers entered into a letter agreement with the Company amending the benefit plans with respect to such officer as may be necessary, during the period that Treasury owns any debt or equity securities of the Company, to comply with Section 111(b) of EESA, as amended by ARRA.

Compensation Limitations for TARP Recipients

The following is a summary of certain executive compensation limitations under the EESA and the ARRA:

•

a requirement to recover any bonus payment to a senior executive officer or any of the next 20 most highly compensated employees if payment was based on materially inaccurate financial statements or performance metric criteria

•	a prohibition on making any golden parachute payments to a senior executive officer or any of the next five most highly compensated employees

•	a prohibition on paying or accruing any bonus payment to the most highly compensated employee, except as otherwise permitted by the rules

•	a prohibition on maintaining any plan for senior executive officers that encourages such officers to take unnecessary and excessive risks that threaten the Company’s value

•	a prohibition on maintaining any employee compensation plan that encourages the manipulation of reported earnings to enhance the compensation of any employee

•	a prohibition on providing tax gross-ups to a senior executive officer or any of the next 20 most highly compensated employees

The Committee reviews these and other requirements under the EESA and the ARRA in making its compensation determinations with respect to the Company’s senior management, including the named executive officers.

Summary Compensation Table

The table below sets forth, for the years ended December 31, 2010, December 31, 2009 and December 31, 2008, the compensation earned by the following named executive officers:

•	the individuals who served as the Company’s principal executive officer and the principal financial officer during 2010

•	the other most highly compensated executive officers who were executive officers at December 31, 2010

•	two additional individuals who would have been in the group of most highly compensated executive officers but for the fact that they were not serving as executive officers at December 31, 2010

The compensation presented in the table includes compensation paid by TransCommunity Financial and BOE Financial, as the case may be, prior to their merger with and into the Company on May 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (7)	Option Awards ($) (7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (8)	All Other Compensation ($) (9)	Total ($)

Rex L. Smith, III President and Chief Executive Officer (1)	2010	188,333	—	—	10,400	—	—	13,810	212,543

George M. Longest, Jr. Former President and Chief Executive Officer (2)	2010	230,000	—	41,700	—	—	123,127	12,191	407,018
	2009	250,000	35,000	—	—	—	86,681	10,709	382,390
	2008	211,000	25,000	—	—	—	83,229	6,187	325,416

Bruce E. Thomas Executive Vice President and Chief Financial Officer (3)	2010	165,000	—	—	10,400	—	68,780	9,941	254,121
	2009	165,000	17,500	—	—	—	41,554	9,496	233,550
	2008	156,731	17,500	—	—	—	40,057	7,225	221,513

John M. Oakey, III General Counsel and Secretary (4)	2010	165,000	—	—	10,400	—	—	4,718	180,118

William E. Saunders, Jr. Executive Vice President and Chief Risk Officer, Essex Bank (4)	2010	142,083	—	—	6,240	—	16,460	5,960	170,743

Gary A. Simanson Former Chief Strategic Officer (5)	2010	80,905	2,985,875	—	—	—	—	5,215	3,071,995
	2009	280,000	—	—	—	—	—	8,388	288,388
	2008	158,885	750,000	—	—	—	—	3,204	912,089

M. Andrew McLean Former Executive Vice President and Chief Development Officer, Essex Bank (6)	2010	185,971	—	—	10,400	—	—	18,204	214,575
	2009	210,000	18,500	—	—	—	—	22,940	251,440

(1)	Mr. Smith became an executive officer in May 2010. He has served as Executive Vice President and Chief Banking Officer of the Bank since that time. Mr. Smith was named President and Chief Executive Officer of each of the Company and the Bank on a permanent basis in March 2011, and he has assumed the responsibilities of President and Chief Executive Officer of each of the Company and the Bank, including serving as Executive Vice President of the Company, since September 2010.
(2)	Mr. Longest was the Company’s President from May 2008 to September 2010 and Chief Executive Officer from July 2008 to September 2010. He was President and Chief Executive Officer of BOE Financial until May 2008. Mr. Longest remains an employee of the Bank.
(3)	Mr. Thomas has been the Company’s Chief Financial Officer since May 2008. He was Chief Financial Officer of BOE Financial until May 2008.
(4)	Messrs. Oakey and Saunders became executive officers in May 2010.
(5)	Mr. Simanson was the Company’s Chief Strategic Officer from May 2008 to April 2010. He was the Company’s President, Chief Executive Officer and Chief Financial Officer until May 2008. His employment with the Bank ended in April 2010.
(6)	Mr. McLean became an executive officer of the Company in May 2009 and served as President of the Bank from 2008 to April 2010. His employment with the Bank ended in October 2010.
(7)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock award or by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year for awards of restricted stock or stock options, as the case may be, granted to each of the named executive officers, in accordance with FASB ASC Topic 718. Pursuant to the rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The options granted to Mr. McLean in 2010 were forfeited following the termination of his employment with the Company.
(8)	Amounts for 2010 represent, for Mr. Longest, a $17,729 change in value of his accumulated benefit in the supplemental executive retirement plan and a $105,398 change in value of his accumulated benefit in the pension plan, for Mr. Thomas, a $8,703 change in value of his accumulated benefit in the supplemental executive retirement plan and a $60,077 change in value of his accumulated benefit in the pension plan and, for Mr. Saunders, a $16,460 change in value of his accumulated benefit in the pension plan. Additional information on these plans is included in the “Post-Employment Compensation” section below.
(9)	Amounts for 2010 represent, for Mr. Smith, $4,560 in 401(k) plan matching contributions, $6,000 in employer-paid healthcare and $3,250 for an automobile allowance, for Mr. Longest, $6,191 in 401(k) plan matching contributions and $6,000 in employer-paid healthcare, for Mr. Thomas, $3,941 in 401(k) plan matching contributions and $6,000 in employer-paid healthcare, for Mr. Oakey, $3,959 in 401(k) plan matching contributions and $759 in employer-paid healthcare, for Mr. Saunders, $3,638 in 401(k) plan matching contributions and $2,322 in employer-paid healthcare, for Mr. Simanson, $3,465 in 401(k) plan matching contributions and $1,750 in employer-paid healthcare, and for Mr. McLean, $7,354 in 401(k) plan matching contributions, $5,000 in employer-paid healthcare and $5,850 for an automobile allowance.

Employment Agreements

The Company has an employment agreement with Bruce E. Thomas. The Company does not currently have employment agreements with any of its other executive officers.

The agreement with Bruce E. Thomas is effective as of May 31, 2008, which was the effective date of the merger of the Company and BOE Financial. Effective as of that date and pursuant to his employment agreement, Mr. Thomas serves as the Company’s Chief Financial Officer, at a salary determined by the Company’s Board of Directors. The term of the employment agreement is for three years after the merger date. On each anniversary of the merger date, upon the review and approval of the Board of Directors, the term of the agreement will be extended by an additional year unless the Company or Mr. Thomas gives written notice at least 30 days prior to an anniversary date that no further extensions should occur.

The employment agreement with Mr. Thomas imposes certain limitations on him, precluding him from soliciting the Company’s or the Bank’s employees and customers and, without the Company’s prior written consent, competing with the Company or the Bank by forming, serving as an organizer, director, officer or consultant to, or maintaining a more than one percent passive investment in a depository financial institution or holding company if such entity has one or more offices or branches located within a 10-mile radius of the headquarters or any branch banking office of the Company or the Bank. These limitations will be for a period of two years from the date on which Mr. Thomas ceases to be an employee of the Company except that, in the case of a termination without cause or for good reason following a change in control, the non-compete and customer solicitation restrictions will be in force for only one year.

During 2010, the Company also had an employment agreement with each of George M. Longest, Jr. (until September 30, 2010), Gary A. Simanson (until April 9, 2010) and M. Andrew McLean (until October 1, 2010) while the individual was an executive officer.

The employment agreement with Mr. Longest contained the same terms as the employment agreement with Mr. Thomas, as summarized above.

The employment agreement with Gary A. Simanson was effective as of September 29, 2008, and the Company and Mr. Simanson terminated his employment with the Company on April 9, 2010. The agreement governed the terms of his employment as the Company’s Chief Strategic Officer and Vice Chairman. Except as set forth below, the terms of Mr. Simanson’s agreement were substantially similar to the agreement with Mr. Thomas. The term of the agreement was for three years from the closing date of the mergers. On each anniversary of the merger date, the term of the agreement would have been extended by an additional year unless the Company had given written notice that no further extensions would occur. The financial terms of the agreement included an annual salary of $270,000 and an upfront cash bonus of $750,000, which was included as part of the Company’s merger expense in 2008. Mr. Simanson was also eligible to receive a cash bonus payment in an amount determined by the Company for financial advisory and other services that he rendered in connection with the negotiation and consummation of any merger or other business combination involving the Company or any of its affiliates. Mr. Simanson did not receive a salary for his services to the Company prior to the mergers with TransCommunity Financial and BOE Financial.

In February 2010, the Compensation Committee and the Company’s Board of Directors approved two transaction-based bonus awards to Mr. Simanson under his employment agreement. The bonus awards related to Mr. Simanson’s financial advisory and other services with respect to the Bank’s acquisition of certain assets and assumption of all deposit liabilities of four former branch offices of The

Community Bank on November 21, 2008 and the Bank’s acquisition of certain assets and assumption of all deposit liabilities of seven former branch offices of Suburban Federal Savings Bank on January 30, 2009. See the “Compensation Discussion and Analysis” section above for additional discussion on these bonus awards.

The agreement prohibits Mr. Simanson from competing with the Company following the termination of his employment, from soliciting employees and customers of the Company, and from divulging confidential information obtained while employed with the Company. These restrictions will extend for a two year period following the termination of employment, except that, in the case of a termination without cause or for good reason following a change in control, the non-compete and customer solicitation restrictions will be in force for only one year.

The agreement with M. Andrew McLean was with TransCommunity Financial and was effective as of May 27, 2008. The Company succeeded to all of the rights and obligations of TransCommunity Financial as of May 31, 2008, the effective date of the merger of the Company and TransCommunity Financial. Effective as of that date and pursuant to his employment agreement, Mr. McLean served as the President of TransCommunity Bank, which merged into the Bank in July 2008, at a salary of $185,000 per year with base salary increases and incentive, bonus compensation or other compensation in the amounts determined by the Board of Directors. The term of the employment agreement would have been until May 27, 2011. The employment agreement included certain covenants not to compete, provided employment is not terminated for “cause.” The employment agreement precluded Mr. McLean from inducing or soliciting any employee of the Company to terminate his or her relationship with the Company for a period of 12 months from the date on which he ceased to be an employee of the Company.

Each of the employment agreements described above addresses termination of the executive officer’s employment under various termination scenarios. Information on these terms is provided in the “Post-Employment Compensation” section below.

Grants of Plan-Based Awards

The following table shows potential annual performance-based bonuses and awards of restricted stock and non-qualified stock options under the Company’s 2009 Stock Incentive Plan during the year ended December 31, 2010.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Smith	—	20,000	40,000	60,000	—	—	—	—
	5/20/10	—	—	—		20,000	2.78	10,400
Longest	—	31,250	62,500	93,750	—	—	—	—
	5/20/10	—	—	—	15,000	—	—	41,700
Thomas	—	14,850	29,700	44,550	—	—	—	—
	5/20/10	—	—	—	—	20,000	2.78	10,400
Oakey	—	14,850	29,700	44,550	—	—	—	—
	5/20/10	—	—	—	—	20,000	2.78	10,400
Saunders	—	13,680	27,360	41,040	—	—	—	—
	5/20/10	—	—	—	—	12,000	2.78	6,240
Simanson	—	—	—	—	—	—	—	—
McLean	—	21,000	42,000	63,000	—	—	—	—
	5/20/10	—	—	—	—	20,000	2.78	10,400

(1)	The amounts shown in the table represent the amounts that the Company approved in April 2010 for a potential annual performance-based bonus. As described in the CD&A section, no amounts were awarded to the named executive officers under the plan for 2010 because the performance thresholds were not achieved.
(2)	On May 20, 2010, the Company granted to Mr. Longest a “long-term restricted stock” award consistent with the provisions of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (the “TARP Interim Final Rule”) that the Treasury issued in June 2009. The shares of restricted stock will vest according to the following schedule: 25% on May 20, 2011, 25% on May 20, 2012, 25% on May 20, 2013 and 25% on May 20, 2014. The resulting shares of common stock received upon vesting will be subject to the restrictions on transfer included in the TARP Interim Final Rule’s definition of “long-term restricted stock” until the Company repays all or a portion of the Treasury’s Capital Purchase Program investment made under TARP.
(3)	On May 20, 2010, the Company granted non-qualified stock options to each of Messrs. Smith, Thomas, Oakey, Saunders and McLean. The options will become exercisable in equal installments on each of the first four anniversaries of the grant date. The options granted to Mr. McLean will not vest because his employment terminated in October 2010.
(4)	The grant date fair value of these stock and options awards reflects the full accounting expense, as of the grant date, that the Company will recognize over the course of multiple years and does not necessarily represent the value that will be realized by the executive officer upon vesting or exercise.

Outstanding Equity Awards

Prior to their mergers with and into the Company, both TransCommunity Financial and BOE Financial maintained plans that provided for stock-based awards as incentives for certain officers and directors. Under the terms of these plans, all options and awards that were outstanding at the time of the mergers were fully vested and exercisable, and any unrecognized compensation expenses were accelerated. In connection with the mergers, the Company adopted all awards that were outstanding under such plans, but terminated the plans so that no further awards will be made under them.

In 2009, the Company adopted the Community Bankers Trust Corporation 2009 Stock Incentive Plan. The plan is to be used to grant restricted stock awards, stock options in the form of incentive stock options and nonstatutory stock options, stock appreciation rights and other stock-based awards to employees and directors of the Company. As adopted, the plan makes available up to 2,650,000 shares for issuance to participants under the plan.

The following table shows outstanding stock awards and option awards held by the named executive officers as of December 31, 2010.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Smith	—	20,000	(1)	—	2.78	5/20/2020
Longest	2,635	—		—	3.91	6/27/2012
	2,543	—		—	4.36	10/23/2013
	3,878	—		—	5.01	11/18/2014
							15,000	(2)	15,750
Thomas	2,005	—		—	4.36	10/23/2013
	2,755	—		—	5.01	11/18/2014
	—	20,000	(1)	—	2.78	5/20/2020
Oakey	—	20,000	(1)	—	2.78	5/20/2020
Saunders	5,727	—		—	4.49	8/30/2014
	—	12,000	(1)	—	2.78	5/20/2020
Simanson	—	—		—	—	—
McLean	4,402	—		—	7.04	4/15/2013
	—	20,000	(1)	—	2.78	5/20/2020

(1)	The options vest in four equal annual installments beginning on May 20, 2011. The options granted to Mr. McLean will not vest because his employment terminated in October 2010.
(2)	The shares vest in four equal annual installments beginning on May 20, 2011.
(3)	Amount is based on the closing stock price ($1.05) of the Company’s common stock on December 31, 2010.

Option Exercises and Stock Vested

There were no exercises of stock options by any of the named executive officers during the year ended December 31, 2010. In addition, no stock awards held by any such officers vested during the year ended December 31, 2010.

Post-Employment Compensation

Pension Plan

The Bank maintains a non-contributory defined benefit pension plan for all full-time employees who are 21 years of age or older and who have completed one year of eligibility service. The plan, which was a benefit available only to employees of the Bank prior to the merger, was frozen to new entrants prior to the merger of BOE Financial with and into the Company. Effective December 31, 2010, the Company froze the plan benefits for all participants in the pension plan.

Messrs. Longest, Thomas and Saunders are participants in this plan. Benefits payable under the plan are based on years of credited service, average compensation over the highest consecutive five years, and the plan’s benefit formula (1.60% of average compensation times years of credited service up to 20 years, plus 0.75% of average compensation times years of credit service in excess of 20 years, plus 0.65% of average compensation in excess of Social Security Covered Compensation times years of credited service up to a maximum of 35 years). For 2010, the maximum allowable annual benefit payable by the plan at age 65 (the plan’s normal retirement age) was $195,000 and the maximum compensation covered by the plan was $245,000. Reduced early retirement benefits are payable on or after age 55 upon completion of 10 years of credited service. Amounts payable under the plan are not subject to reduction for Social Security benefits.

The following table provides the actuarial present value of each named executive officer’s total accumulated benefit under the pension plan as of December 31, 2010:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Smith	—	—	—	—
Longest	Pension Plan	22	363,736	—
Thomas	Pension Plan	20	192,831	—
Oakey	—	—	—	—
Saunders	Pension Plan	6	39,544	—
Simanson	—	—	—	—
McLean	—	—	—	—

Supplemental Executive Retirement Plan

The Bank has adopted a non-tax qualified supplemental executive retirement plan (“SERP”) for certain executives to supplement the benefits that such executives can receive under the Bank’s other retirement programs and social security. Messrs. Longest and Thomas are participants in the SERP. Retirement benefits under the SERP vary by individual and are payable at age 65 for 15 years or life, whichever is longer. In the event of termination prior to age 65 (for reasons other than death, subsequent to a change of control or for cause), benefits still commence at age 65, but are substantially reduced.

Benefits payable in the event of termination following a change of control or death commence upon termination or death, and are the approximate actuarial equivalent of the value of normal retirement benefits. No benefits are payable in the event that termination is for cause.

The following table provides specific information for each named executive officer for the non-tax qualified supplemental executive retirement plan as of December 31, 2010:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End ($)(2)
Smith	—	—	—	—	—
Longest	—	—	17,729	—	364,255
Thomas	—	—	8,703	—	178,815
Oakey	—	—	—	—	—
Saunders	—	—	—	—	—
Simanson	—	—	—	—	—
McLean	—	—	—	—	—

(1)	None of these amounts is included in the amounts reported in the salary column of the Summary Compensation Table for the named executive officers in the current or prior years.
(2)	Amounts include, for Mr. Longest, $243,046 and, for Mr. Thomas, $127,652, related to the acceleration of change in control provisions in the executive’s retirement plan in connection with the Company’s merger with BOE that were not recorded until 2010.

401(k) Employee Savings Plan

The Company sponsors a 401(k) plan for all of its eligible employees. The executive officers of the Company participate in the 401(k) plan on the same basis as all other eligible employees of the Company.

Agreements

The employment and change in control agreements that the Company has had in place have provided for the payment of severance and other benefits in the event of certain termination scenarios. The following summary of the contents of the agreements is based on the agreements prior to modification according to the executive compensation restrictions resulting from the Company’s participation in the TARP.

Employment Agreements

The Company has an employment agreement with Bruce E. Thomas.

The employment agreement with Mr. Thomas provides for the payment of two months’ salary upon his death. In the case of termination by the Company without cause or by Mr. Thomas for good reason, the employment agreement requires that he receive his base salary and certain health benefits for 24 months following the date of termination. For the purposes of the employment agreement, good reason means the continued assignment to Mr. Thomas of duties inconsistent with his position as contemplated in the agreement, any action taken by the Company that results in a substantial reduction in his status, the relocation of him to any other primary place of employment that might require him to move his residence, which includes any reassignment to a place of employment located more than 35 miles from his initially assigned place of employment (which includes both Tappahannock and Richmond, Virginia) without his written consent, and any failure by the Company, or any successor following a change in control, to comply with the compensation and benefit requirements of the employment agreement. The agreement also provides that within two years following a change in control, if employment is terminated by the surviving corporation without cause or by Mr. Thomas for good reason within 120 days after the occurrence of good reason, he will be entitled to accrued obligations, a salary continuance benefit equal to 2.99 times his final compensation and health care continuance.

During 2010, the Company also had an employment agreement with each of George M. Longest, Jr., Gary A. Simanson and M. Andrew McLean while the individual was an executive officer.

The employment agreement with Mr. Longest contained the same terms as the employment agreement with Mr. Thomas.

The employment agreement with Mr. Simanson provided for the continuation of his base salary and certain health benefits for two years following a termination of employment with the Company by Mr. Simanson for good reason or a termination of employment by the Company without cause. The agreement also provided that, within two years following a change in control, if his employment is terminated without cause or for good reason, Mr. Simanson would have been entitled to a salary continuance benefit equal to 2.99 times his final compensation, excluding certain one-time payments, and the continuation of certain health benefits for three years. The agreement further provided that, in connection with the termination of his employment following a change in control, the Company would have paid Mr. Simanson a gross-up payment equal to the amount of any excise taxes (plus the applicable federal and state income and other taxes due on such gross-up payment) payable by Mr. Simanson if the aggregate value of the salary continuance benefit and related health benefits exceeded the threshold amount that triggers the excise tax for federal tax purposes. In order to avoid the expense of the excise tax in a situation where Mr. Simanson would realize a nominal benefit, the Company would have been required to make the tax gross-up payment only if the value of the aggregate payments and benefits due Mr. Simanson exceeded by $25,000 the threshold amount that would avoid triggering the excise tax. If the value of such payments and benefits was less than the $25,000 differential, the payments and benefits would have been reduced to the extent necessary so as not to trigger the excise tax.

The employment agreement with Mr. McLean provided for the payment, upon his death, of the salary that otherwise would be payable through the end of the month in which his death occurred. The employment agreement provided compensation upon the termination of employment without cause or by Mr. McLean for good reason. For the purposes of his employment agreement, good reason meant the assignment of duties that result in Mr. McLean having significantly less authority or responsibility than he had on the date of the employment agreement without his written consent, requiring him to maintain his principal office or offices outside the counties of Henrico or Essex, Virginia unless the Company moved its principal executive offices to the place to which he was required to move, a reduction of his base salary, and the Company’s failure to comply with any material term of the employment agreement after he had given 30 days notice of such noncompliance. In the case of termination of employment by the Company without cause or by Mr. McLean for good reason, the agreement required that he receive an amount equal to two times the sum of his rate of base salary in effect immediately preceding such termination and the amount of any bonus paid to him during the calendar year preceding the calendar year in which the employment terminates. In addition, he would receive any bonus or short-term incentive compensation earned, but not yet paid, for a year prior to the year in which his employment terminated, as applicable, as well as certain health benefits for one year following the date of termination.

Change in Control Agreement

During 2010, the Company had a change in control agreement with M. Andrew McLean while he was an executive officer.

Mr. McLean entered into a change in control agreement with TransCommunity Financial, effective as of May 27, 2008. The Company succeeded to all of the rights and obligations of TransCommunity Financial as of May 31, 2008, the effective date of the merger of the Company and TransCommunity Financial. In the event that a change in control occurred during Mr. McLean’s employment and, within the period beginning on the date of closing of the change in control and ending one year after, his employment with the Company was terminated by the Company without cause or by him for good reason, the Company would have owed him certain severance pay, benefits and vesting of stock awards. Mr. McLean’s change in control agreement provided for two times the sum of his annual base salary in effect on his termination of employment or the change in control date, whichever was greater, plus the amount of any bonus paid to him during the calendar year preceding the calendar year in which the change in control occurs. The Company would have continued to provide certain health and life insurance benefits to Mr. McLean for a period up to one year following the date of termination.

The agreement also provided, to the extent that Mr. McLean had been granted options, stock awards or other equity compensation under the Company’s equity compensation plan, that upon a change in control, his interest in such awards be fully exercisable, vested and nonforfeitable as of the date of the change in control.

Potential Payments Upon Termination

The following table quantifies the expected payments to the named executive officers in different, specified employment termination circumstances under their employment agreements and change in control agreements. Benefits payable under the non-tax qualified supplemental executive retirement plan, the tax-qualified retirement plan and 401(k) plan are not included.

The information below assumes that termination of employment occurred on December 31, 2010. See the “Compensation Discussion and Analysis” section above for a discussion of the potential impact of the Company’s participation in TARP and requirements of the ARRA on the compensation, benefits, and employment agreements for the named executive officers, which is not reflected in the calculations below.

Mr. Thomas was the only executive officer at December 31, 2010 with an employment agreement.

Name	Benefit	Death or Disability ($)	Before Change in Control Termination Without Cause or for Good Reason ($)	After Change in Control Termination Without Cause or for Good Reason ($)
Rex L. Smith, III	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—
	Total Value	—	—	—
George M. Longest, Jr. (1)	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—
	Total Value	—	—	—
Bruce E. Thomas	Post-termination compensation	27,500	330,000	545,675
	Health care benefits continuation		12,000	18,000
	Total Value	27,500	342,000	563,675
John M. Oakey, III	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—
	Total Value	—	—	—
William E. Saunders, Jr.	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—
	Total Value	—	—	—
Gary A. Simanson (2)	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—
	Total Value	—	—	—
M. Andrew McLean (2)	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—
	Total Value	—	—	—

(1)	Mr. Longest was not an executive officer of the Company at December 31, 2010.
(2)	Messrs. Simanson and McLean were not employees of the Company at December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the shares of common stock outstanding immediately prior to the Company’s initial public offering, including shares held by Gary A. Simanson, a director and the Company’s former Chief Strategic Officer, and Community Bankers Acquisition LLC, of which Mr. Simanson is the sole manager, were originally held in escrow by Continental Stock Transfer & Trust Company as escrow agent. Because the Company completed a business combination on or before the deadlines contained in its initial certificate of incorporation, these shares were released from escrow on June 2, 2009. The holders of the majority of the 1,875,000 shares that the Company issued prior to its initial public offering are entitled to make up to two demands that the Company register these shares for resale pursuant to an agreement signed concurrently with the consummation of the Company’s initial public offering. The holders of the majority of these shares are entitled to elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Some of the Company’s directors and executive officers are at present, as in the past, its banking customers. As such, the Company, through its banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers, principal stockholders and their associates. All loans and commitments to lend to such parties have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time with other persons not related to the Company or the Bank. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. The aggregate outstanding balance of loans to such parties at December 31, 2010 was $3.9 million.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by its Board of Directors that is separate from the Code of Conduct and Ethics that applies to directors, officers and all employees of the Company and its subsidiaries. The Board reviews all proposed related party transactions for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Those directors that are involved in a proposed related party transaction are excused from the Board and/or committee meeting during the discussion and vote of the proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about common stock that may be issued upon the exercise of options, warrants and rights under equity compensation plans as of December 31, 2010.

Prior to the mergers with the Company, both TransCommunity Financial and BOE Financial maintained equity compensation plans as incentives for certain officers and directors. In the mergers, the Company adopted all awards that were outstanding under such plans, but terminated certain provisions of them so that no further awards will be made under the plans. In 2009, the Company adopted the Community Bankers Trust Corporation 2009 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders	224,506	$5.09	—
Plans of Predecessor Companies (1) 2009 Stock Incentive Plan	154,500	$2.78	2,496,500

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	379,006	$4.15	2,496,500

(1)	Includes the following equity compensation plans that were approved by stockholders of TransCommunity Financial or BOE Financial, as the case may be, and adopted by the Company in the mergers: the TransCommunity Financial Corporation 2001 Stock Option Plan, the TransCommunity Financial Corporation 2007 Equity Compensation Plan, the BOE Financial Services of Virginia, Inc. Stock Incentive Plan and the BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors. Certain provisions of these plans were terminated so that no further awards will be made under them.

PROPOSAL TWO

NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the ARRA into law. The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the TARP Capital Purchase Program to permit, at annual meetings of stockholders, a separate stockholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with ARRA as a recipient of TARP funds, the Company is providing you the opportunity, as a stockholder, to endorse or not endorse the Company’s executive pay programs and policies through the following resolution:

“RESOLVED, that the stockholders approve the compensation of executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that the stockholders vote FOR Proposal Two.

PROPOSAL THREE

APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

Elliott Davis, LLC (“Elliott Davis”), an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during the year ended December 31, 2010, and has been selected by the Audit Committee to serve as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of Elliott Davis will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although stockholder ratification is not required by the Company’s Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that stockholders ratify the selection of Elliott Davis as the Company’s independent registered public accounting firm for 2011. If stockholders do not ratify the selection of Elliott Davis, the Audit Committee will reconsider its appointment.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Elliott Davis as the Company’s independent registered public accounting firm for 2011.

Fees

The following table presents fees billed to the Company by the principal accountant for the years ended December 31, 2010 and December 31, 2009:

	2010	2009
Audit Fees	$283,396	$442,960
Audit-Related Fees	$93,242	$94,367
Tax Fees	$57,584	$22,800
All Other Fees	—	—

Audit Fees for 2010 consisted primarily of fees billed for the audit of the Company’s annual consolidated financial statements, quarterly reviews of the Company’s unaudited financial statements, and the review of amended periodic filings from the Company to the Securities and Exchange Commission. For 2009, these fees consisted of fees billed for the audit of the Company’s annual consolidated financial statements, quarterly reviews of the Company’s unaudited financial statements, the review of amended periodic filings from the Company to the Securities and Exchange Commission and audits of the Company’s predecessor entities for the period ended May 31, 2008.

Audit-Related Fees for 2010 consisted of fees billed for services rendered in connection with the audit of management’s assessment of internal control over financial reporting, consulting regarding various issues, responses to comments from the Securities and Exchange Commission and the audit of the Bank’s employee benefit plan. For 2009, these fees consisted of fees billed for services rendered in connection with the audit of management’s assessment of internal control over financial reporting and for other assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees for 2010 included fees for the preparation of federal tax forms and tax work related to the acquisition of the operations of Suburban Federal Savings Bank. For 2009, these fees related to fees billed for tax compliance, tax advice, tax planning and the preparation of federal tax forms.

Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Such policies and procedures provide that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof).

As permitted under the Sarbanes-Oxley Act of 2002 and its pre-approval policies and procedures, the Audit Committee may delegate pre-approval authority to its Chair. The Chair must then report any pre-approval decisions to the Audit Committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted by the Board of Directors. The Committee assists the Board of Directors in the fulfillment of its oversight responsibilities with respect to the completeness and accuracy of the Company’s financial reporting and the adequacy of its financial and operating controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls over financial reporting; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010 with each of management and the independent registered public accounting firm. The Committee has also discussed with each party the Company’s compliance with Section 404 of the Sarbanes-Oxley Act relative to testing of internal control over financial reporting. The Committee has further discussed with the independent registered public accounting firm the matters required to be discussed with it under PCAOB Auditing Standard AU Section 380, Communication with Audit Committees, and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission, as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Regarding Independence. The Committee has also discussed with the independent registered public accounting firm its independence and has considered whether the provision of specific non-audit services by the independent registered public accounting firm is compatible with maintaining its independence.

The Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has also discussed with the independent registered public accounting firm its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described in this report and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal control over financial reporting, and of the independent registered public accounting firm who, in its reports, expresses opinions on the conformity of the Company’s annual consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

Audit Committee

Troy A. Peery, Jr., Chair

Glenn J. Dozier

Eugene S. Putnam, Jr.

Robin Traywick Williams

Date: April 20, 2011

STOCKHOLDER PROPOSALS

All proposals, including nominations for directors, submitted by stockholders for presentation in the proxy statement for the 2012 annual meeting of stockholders must comply with the Securities and Exchange Commission’s rules regarding stockholder proposals. In addition, the Company’s Bylaws require that for any business to be properly brought before an annual meeting by a stockholder, the Company’s Secretary must have received written notice thereof not less than 60 nor more than 90 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 70 days prior to the date of the meeting). The notice must set forth:

•	for nominations for directors, as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class and number of shares of capital stock of the Company that are beneficially owned by the person; and

•

any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; and

•	for other business, as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest of the stockholder in such business; and

•	as to the stockholder giving the notice:

•	the name and record address of the stockholder; and

•	the class, series and number of shares of capital stock of the Company that are beneficially owned by the stockholder.

The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the Bylaws.

Any proposal of a stockholder intended to be presented at the Company’s 2012 annual meeting of stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than January 23, 2012.

ANNUAL REPORTS

The Company’s 2010 Annual Report to Stockholders, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (excluding exhibits), as filed with the Securities and Exchange Commission, is being mailed to stockholders with this proxy statement. Stockholders may also request, without charge, an additional copy of the Company’s 2010 Annual Report to Stockholders, by writing to the Corporate Secretary, 4235 Innslake Drive, Suite 200, Glen Allen, Virginia 23060. The 2010 Annual Report to Stockholders is not part of the proxy solicitation materials.

April 22, 2011

FORM OF PROXY

Community Bankers Trust Corporation

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE

As a stockholder of Community Bankers Trust Corporation, you have the option of voting your shares electronically through the

Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 23, 2011.

Vote Your Proxy on the Internet: Vote Your Proxy by Phone: Vote Your Proxy by Mail:

Call 1 (866) 894-0537

Go to www.cstproxyvote.com. Use any touch-tone telephone to vote Mark, sign, and date your proxy card,

Have your proxy card available when OR your proxy. Have your proxy card OR then detach it, and return it in the you access the above website. Follow available when you call. Follow the postage-paid envelope provided.

the prompts to vote your shares. voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

1. Election of four directors to a three-year term on the Board of Directors.

01 Richard F. Bozard FOR WITHHOLD

02 Alexander F. Dillard, Jr. FOR WITHHOLD

03 Glenn J. Dozier FOR WITHHOLD

04 S. Waite Rawls III FOR WITHHOLD

2. Approval of a non-binding resolution to endorse the Company’s executive compensation program.

FOR AGAINST ABSTAIN

Please mark your votes like this X

Your vote is important. Please vote immediately.

3. Ratification of the appointment of Elliott Davis , LLC as the Company’s independent registered public accounting firm for 2011.

FOR AGAINST ABSTAIN

The proxy holder may vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Your signature is required if you are using this proxy card to vote your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the Annual Meeting in person and decide to vote by ballot, such vote will supersede this proxy.

MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS BELOW

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature Date, 2011.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian,

please give full title. If shares are held jointly, each holder must sign.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2011: The proxy statement is available on the Company’s investor web site at http://www.cbtrustcorp.com.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

COMMUNITY BANKERS TRUST CORPORATION 4235 Innslake Drive, Suite 200 Glen Allen, Virginia 23060 PROXY FOR

THE ANNUAL MEETING OF STOCKHOLDERS

May 24, 2011

The undersigned hereby appoints Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III, and each or any of them, as proxies, each with the powers to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all of the shares of common stock of Community Bankers Trust Corporation (the “Company”), held of record by the undersigned at the close of business on April 9, 2011, at the annual meeting of stockholders to be held at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060, on Tuesday, May 24, 2011, at 10:00 a.m. local time, and at any adjournment or postponement thereof (the “Annual Meeting”), on all matters that may properly come before the Annual Meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the Annual Meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Annual Meeting of Stockholders and the proxy statement relating to the Annual Meeting.

The shares represented by this proxy card (the “Shares”) shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. If this card is signed and returned without instructions, the Shares shall be voted in favor of all Proposals. Each of the proxies is authorized to vote the Shares in his discretion on any other matter that may properly come before the Annual Meeting. If the undersigned does not sign and return a proxy card or attend the Annual Meeting and vote by ballot, the

Shares will not be voted.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to the Company for receipt prior to the Annual Meeting.

(Please complete on the reverse side, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.)